Exhibit 17(a)

PROXY TABULATOR P.O. BOX 9132 HINGHAM, MA 02043-9132 Your ezVote Control Number is XXX XXX XXX XXX XX

ezVoteSM CONSOLIDATED BALLOT

This EzVote Consolidated Ballot may be used to vote all of your accounts registered to the same Social Security or Tax I.D. number at this address.  By voting and signing the consolidated proxy ballot below, you are voting all of the affected accounts in the same manner.

If you would like to provide voting instructions for each of your Funds separately, sign in the signature box below and use the individual ballots on the reverse side of this Voting Instruction Form.

PROTECTIVE INVESTMENT COMPANY
VOTING INSTRUCTIONS FOR SPECIAL SHAREHOLDERS MEETINGS
TO BE HELD DECEMBER [2], 2003

LABEL BELOW FOR MIS USE ONLY!
PO# N-8680
PROTECTIVE LIFE #754
ORIGINAL EZVOTE 9-17-03 JA
STEPHANIE (PROLEZF)

FUND NAME(S) PRINTS HERE INSURANCE COMPANY NAME PRINTS HERE	THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROTECTIVE INVESTMENT COMPANY

The undersigned hereby instructs the above-referenced insurance company (the “Company”) to represent and vote the number of shares of each series named above (each, a “Fund”) represented by the number of votes attributable to the undersigned’s variable annuity contract or variable insurance contract as of September 30, 2003 at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held on December [2], 2003, at 10 a.m. Central Time at the Protective Life Corporation Building, 2nd floor, Training Room A, 2801 Highway 280 South, Birmingham, Alabama 35223, upon the matters below as set forth in the Notice of Special Meetings of Shareholders and the Proxy Statement/Prospectus.

All previous voting instructions with respect to the Meeting(s) are revoked.  Receipt of the Proxy Statement/Prospectus dated October ___, 2003 is acknowledged by your execution of these voting instructions.  Mark, sign, date, and return these voting instructions in the addressed envelope — no postage required.

VOTES OF CONTRACT OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

---------------------------------------ezVoteSM CONSOLIDATED BALLOT---------------------------------------

Please fill in box(es) as shown using black or blue ink or number 2 pencil.

PLEASE DO NOT USE FINE POINT PENS  ☒

THESE VOTING INSTRUCTIONS WILL BE VOTED AS INSTRUCTED ON THE MATTERS SET FORTH BELOW.  I REALIZE IF I SIGN THIS VOTING INSTRUCTION FORM WITHOUT CHECKING A BLOCK WITH RESPECT TO THE BELOW PROPOSALS, MY TIMELY RETURN OF THIS VOTING INSTRUCTION FORM WILL BE DEEMED TO BE AN INSTRUCTION TO VOTE IN FAVOR OF THE AGREEMENT AND PLAN OF REORGANIZATION WITH RESPECT TO THE FUND(S).  UPON ALL OTHER MATTERS, THE COMPANY SHALL VOTE ACCORDING TO ITS BEST JUDGMENT.  In its discretion, the Company is authorized to vote upon such other business as may properly come before the Meeting(s) and any adjournments or postponements thereof unless otherwise prohibited by the undersigned.  Contract owners wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this Voting Instruction Form and return it in the envelope provided.

		FOR	AGAINST	ABSTAIN

1.	To approve or disapprove the Agreement and Plan of Reorganization of the Fund(s).	☐	☐	☐

2.	In the discretion of the Company, it is authorized to vote upon such other business as may properly come before the Meeting(s) or any adjournment thereof.	☐	☐	☐

Date: , 2003

Please be sure to sign and date voting instructions

Contract owner(s) sign here	(Please sign in Box)

Please sign exactly as name appears to the left.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.  If signing for a corporation, please sign in full corporate name by authorized person.  If a partnership, please sign in partnership name by authorized person.

INDIVIDUAL BALLOTS

I hereby revoke any and all voting instructions with respect to such shares of each Fund heretofore given by me.  I acknowledge receipt of the Proxy Statement/Prospectus dated October __, 2003.  I REALIZE IF I SIGN THIS VOTING INSTRUCTION FORM WITHOUT CHECKING A BLOCK WITH RESPECT TO THE BELOW PROPOSALS, MY TIMELY RETURN OF THIS VOTING INSTRUCTION FORM WILL BE DEEMED TO BE AN INSTRUCTION TO VOTE IN FAVOR OF THE AGREEMENT AND PLAN OF REORGANIZATION WITH RESPECT TO THE FUND(S).

THESE VOTING INSTRUCTIONS MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING(S) BY NOTIFYING THE COMPANY OR THE SECRETARY OF THE COMPANY IN WRITING.

NOTE: IF YOU HAVE USED THE CONSOLIDATED BALLOT ON THE REVERSE SIDE,

DO NOT VOTE THE INDIVIDUAL BALLOTS BELOW.

XXX XXXXXXXXXX XXX NAME PRINTS HERE INSURANCE COMPANY NAME PRINTS HERE CONTROL NUMBER: XXX XXX XXX XXX XX PROTECTIVE CORESM U.S. EQUITY FUND	XXX XXXXXXXXXX XXX NAME PRINTS HERE INSURANCE COMPANY NAME PRINTS HERE CONTROL NUMBER: XXX XXX XXX XXX XX PROTECTIVE CAPITAL GROWTH FUND

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	To approve or disapprove the Agreement and Plan of Reorganization of the Fund.	☐	☐	☐	1.	To approve or disapprove the Agreement and Plan of Reorganization of the Fund.	☐	☐	☐

2.	In the discretion of the Company, it is authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof	☐	☐	☐	2.	In the discretion of the Company, it is authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.	☐	☐	☐

XXX XXXXXXXXXX XXX NAME PRINTS HERE INSURANCE COMPANY NAME PRINTS HERE CONTROL NUMBER: XXX XXX XXX XXX XX PROTECTIVE SMALL CAP VALUE FUND	XXX XXXXXXXXXX XXX NAME PRINTS HERE INSURANCE COMPANY NAME PRINTS HERE CONTROL NUMBER: XXX XXX XXX XXX XX PROTECTIVE INTERNATIONAL EQUITY FUND

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	To approve or disapprove the Agreement and Plan of Reorganization of the Fund.	☐	☐	☐	1.	To approve or disapprove the Agreement and Plan of Reorganization of the Fund.	☐	☐	☐

2.	In the discretion of the Company, it is authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.	☐	☐	☐	2.	In the discretion of the Company, it is authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.	☐	☐	☐

XXX XXXXXXXXXX XXX NAME PRINTS HERE INSURANCE COMPANY NAME PRINTS HERE CONTROL NUMBER: XXX XXX XXX XXX XX PROTECTIVE GROWTH AND INCOME FUND

		FOR	AGAINST	ABSTAIN
1.	To approve or disapprove the Agreement and Plan of Reorganization of the Fund.	☐	☐	☐

2.	In the discretion of the Company, it is authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.	☐	☐	☐

LABEL BELOW FOR MIS USE ONLY! PO# N-8680 PROTECTIVE LIFE #754 ORIGINAL EZVOTE 9-17-03 JA STEPHANIE (PROLEZF)

MIS EDITS: # OF CHANGES __/__PRF 1__PRF2 OK TO PRINT AS IS*__*By signing this form you are authorizing MIS to print this form in its current state.

SIGNATURE OF PERSON AUTHORIZING PRINTING	DATE